Exhibit 10(hh)

December 29, 2008

You and The First American Corporation (or one if its affiliates) are parties to an employment agreement (including, without limitation, any amendments or modifications thereto or any subsequent agreement with respect to your employment, the “Employment Agreement”) and a change in control agreement (“Change In Control Agreement”). The second sentence of Section 18 of the Change In Control Agreement provides that your employment is terminable at will and that your employment may be terminated at any time. The purpose of this letter is to resolve any conflict between your Employment Agreement and your Change In Control Agreement. In addition to the other qualifications listed therein, the second sentence of Section 18 of the Change In Control Agreement shall be further subject to your Employment Agreement.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

Acknowledged and agreed:

Name:	*

*	Entered into by each of the following named executive officers: Parker S. Kennedy, Frank V. McMahon, Dennis J. Gilmore, Barry M. Sando, Curt G. Johnson and Max O. Valdes